UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2008

FBR Capital Markets Corporation

(Exact name of Registrant as specified in charter)

Virginia	001-33518	20-5164223
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1001 Nineteenth Street North, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (703) 312-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On October 6, 2008, the Board of Directors of FBR Capital Markets Corporation (the “Company”) approved an increase in the number of shares of the Company’s common stock that the Company is authorized to repurchase to ten million shares.  Pursuant to the repurchase authority, on October 7, 2008, the Company on behalf of itself and one of its subsidiaries repurchased a total of 6,565,405 shares of common stock directly from Passport Capital LLC’s Global Master Fund SPC LTD for and on behalf of Portfolio A – Global Strategy (“Passport”). The repurchase from Passport was a privately negotiated transaction at a purchase price of $5.00 per share. After the repurchase from Passport, the Company has a remaining repurchase authority of 3,434,595 shares of common stock.  Of the 6,565,405 shares of common stock repurchased by the Company on behalf of itself and its subsidiary, 1,500,000 shares of common stock repurchased on behalf of the subsidiary of the Company may not be retired.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR CAPITAL MARKETS CORPORATION

Date: October 7, 2008     By:           /s/ Bradley J. Wright

           Bradley J. Wright

          Executive Vice President, Chief Financial Officer and      Treasurer